                                                                    EXHIBIT 10.6


               EXCLUSIVE INTERNET ADVERTISING SERVICES AGREEMENT
               -------------------------------------------------

     EXCLUSIVE INTERNET ADVERTISING SERVICES AGREEMENT (this "Agreement"), dated as of February 1, 2000, by and between PHASE2MEDIA, INC., a Delaware corporation with its principal place of business at 420 Lexington Avenue, 26th Floor, New York, NY 10170 ("P2M"), and HACHETTE FILIPACCHI MAGAZINES, INC., a Delaware Corporation, with its principal place of business at 1633 Broadway, N.Y., N.Y. 10019 ("Hachette").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, Hachette is the owner and/or operator of the Internet web sites specified on Exhibit 1 annexed hereto (collectively, the "Existing Web Sites");
             ---------

     WHEREAS, P2M is in the business of providing (1) advertising services (the "Sales and Marketing Services"), consisting of soliciting advertisers, advertising agencies, buying services and others located throughout the world (collectively, the "Advertisers") in connection with the solicitation, placement
                    -----------
and sale of advertising banners, sponsorships and tile advertisements (collectively, "Advertising") for display on pages, screens and other spaces
                -----------
(collectively, "Pages") on Internet World Wide Web sites(s) (collectively, "Web Sites") and to which the P2M Tags (as such term is defined in Section 4a. hereof) can be affixed; and (2) Internet adserving software services, systems, system management, and advisory services (collectively, the "Adserving Services"); and

     WHEREAS, Hachette wishes to engage P2M to provide the Sales and Marketing Services and the Adserving Services, and P2M is willing to be so retained, subject to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration for the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound hereby, agree as follows:

     1.   Formation of P2M/Hachette USA Interactive Sales.
          -----------------------------------------------

          a. As an inducement to cause Hachette to enter into this Agreement, and in order for P2M to more efficiently and effectively provide the Exclusive Sales and Marketing Services (as hereinafter defined) and Adserving

               Services, P2M shall offer to employ, effective as of February 1, 2000 (the "Effective Date"), the interactive sales individuals listed on Exhibit 2 annexed hereto (collectively, the "HFM
                         ---------
               Employees"), provided that each of the HFM Employees shall, on or prior to the Effective Date, execute P2M's standard Agreement regarding terms and conditions of employment (the "Terms and Conditions Agreement").

          b. Each of the HFM employees who accepts employment with P2M (including executing the Terms and Conditions Agreement) will
               (i), subject to the Terms and Conditions Agreement, be employed by P2M at at least the same base salary and total annual compensation as set forth on Exhibit 2 (with respect to such employee), and (ii) be provided by P2M with benefits and stock options commensurate with their applicable level within P2M.

          c. Hachette hereby represents and warrants that (i) Exhibit 2 contains a true, correct and complete list of all employees and independent contractors of Hachette (and any direct or indirect wholly-owned subsidiary) of Hachette; Hachette together with such subsidiaries, being hereinafter referred to collectively as, the "Hachette Group") that perform interactive sales services for the Hachette Group (or any portion thereof), and (ii) neither Hachette, nor any other member of the Hachette Group, is a party to nor threatened to be made a party to, any collective bargaining agreement with respect to any of the HFM Employees,
               (iii) none of the HFM Employees is a party to any written agreement with any member of the Hachette Group except as set forth on Exhibit 2 annexed hereto, and (iv) none of the HFM
                        ---------
               Employees is a party to any litigation with the Hachette Group, or other proceeding involving their employment with any member of the Hachette Group, nor does Hachette have any reason to be aware of the basis for the same.

          d. Hachette hereby agrees to indemnify and hold P2M and its officers, directors and shareholders harmless from and against any losses, costs, expenses (including reasonable legal fees), damages and claims relating to the HFM Employees (i) arising or accruing prior to the Effective Date and/or (ii) related to the termination of their employment with Hachette or any other member of the Hachette Group (including, without limitation, any claims for severance with respect to the period of their employment with any member of the Hachette Group). In furtherance thereof, Hachette acknowledges and agrees that it is not assigning or otherwise transferring to P2M, and P2M is not assuming, any existing (or hereafter arising by virtue of the termination of their employment or as a consequence of this Agreement) obligations of the Hachette Group with respect to any of the HFM Employees.

          e. From and after the Effective Date, (i) the HFM Employees will no longer be employees of any member of the Hachette Group and (ii) those HFM Employees who accept employment with P2M will, subject to the final sentence of this Section 1e, be employees of P2M subject to the Terms and Conditions Agreement. Provided Bridget Johnson accepts employment with P2M and executes the Terms and Conditions Agreement, P2M agrees that P2M shall not transfer Bridget Johnson from the P2M/Hachette Division (as hereinafter defined) to any other division at P2M at any time prior to the first anniversary of the Effective Date without the Advisory Board's prior written consent. Nothing contained herein (including, without limitation, anything contained in the immediately preceding sentence of this Section 1e) shall be deemed an employment agreement or employment contract with any of the HFM Employees nor confer upon any of the HFM Employees any right to employment on other than an "at will" basis.

          f. On or immediately following the Effective Date, P2M shall create a new division within P2M entitled "P2M/Hachette USA Interactive Sales" (the "P2M/Hachette Division"). The P2M/Hachette Division shall be staffed solely by employees of P2M which shall initially include all of the HFM Employees (that have accepted employment with P2M and executed the Terms and Conditions Agreement) and those other employees of P2M which P2M from time to time (in consultation with the Advisory Board (as hereinafter defined)) believes are necessary and appropriate in order for the P2M/Hachette Division to effectively perform the Exclusive Sales and Marketing Services and Adserving Services. P2M/Hachette Division staff shall be placed in P2M's offices in the cities listed on Exhibit 3 annexed hereto (the "Included Territories").
                         ---------
               Each of the P2M employees assigned to the P2M/Hachette Division shall, during the term such employees are so assigned and employed by P2M (i) provide services solely to the P2M/Hachette Division, and (ii) be given separate business cards identifying their assignment to the P2M/Hachette Division. The "Advisory Board" shall mean for purposes of this Agreement a board to be comprised initially of Don Perri, Richy Glassberg, Nick Matarazzo and a fourth (4th) individual to be agreed upon by the existing three members. In the event that, at any time during the term of this Agreement, any of the existing board members of the Advisory Board are unable to serve thereon for an extended period, the other existing members of the Advisory Board together with the P2M executive team shall select a replacement for such member, provided that the Advisory Board shall always include at least an equal number of Hachette members and P2M members.

          g. Throughout the term, P2M shall staff the P2M/Hachette Division with the following dedicated staff:

               i.    one (1) director of sales (New York);
               ii.   two (2) account executives (New York);
               iii.  two (2) account executives (California);
               iv.   one (1) account executive (Detroit);
               v.    one (1) director of e-commerce; and
               vi.   three (3) assistants.

          h. The P2M/Hachette Division will have a vice president responsible for the Division (and such vice president cannot be removed from such position, without cause, without consent of the Advisory Board), and such vice president will report directly to Don Perri, V.P., New Media for Hachette (or his successor, as the case may be), and a senior member of the P2M executive team (which senior member shall be determined by P2M at a later date). Notwithstanding the foregoing, it is understood and agreed that all decisions regarding the terms and conditions of employment of the staff of the P2M/Hachette Division shall be P2M's sole responsibility. Hachette shall, however, have the right, within ten (10) days after written notice, to approve (not to be unreasonably withheld) any employee P2M proposes to add to the P2M/Hachette Division. Failure by Hachette to reject any such replacement within such ten (10) day period shall be deemed an approval by Hachette.

          i. P2M covenants that with respect to all P2M/Hachette Division employees, it will comply with all applicable Federal, State and Local employment laws and regulations including, without limitation, laws and regulations concerning wages, hours and discrimination.

     2.   Engagement.
          ----------

     a. Hachette hereby retains P2M on an exclusive basis during the term of this Agreement, to provide the following services:

          i. P2M shall (through the P2M/Hachette Division, unless the services of a P2M office located in a city other than those contained in the Included Territories (the "Other Territories") shall be required, in which event P2M shall provide such Exclusive Sales and Marketing Services by appropriate P2M personnel located in P2M's office in such Other Territory (the "Other P2M Personnel"), and such services shall be deemed performed by the P2M/Hachette Division for all purposes hereunder) provide the following Sales and Marketing Services (collectively, the "Exclusive Sales and Marketing Services"):

               Except as expressly set forth on Exhibit 4 annexed hereto, all
                                                ---------
               promotion, solicitation, placement and sale of Advertising on the Existing Web Sites (and any other Web Sites hereafter owned and/or operated by Hachette or any member of the Hachette Group, as the same may change from time to time; the Existing Web Sites together with such additional Web Sites hereafter owned and/or operated by Hachette being hereinafter referred to collectively as, the "E-Sites" and said Advertising sales are hereinafter collectively referred to as, the "Ad Sales"); and

          ii. P2M shall provide the following Adserving Services, utilizing software, systems and technology for implementation, execution and delivery of the Adserving Services:

               (A)  all Adserving Services with respect to the Ad Sales; and

               (B) all other Adserving Services as Hachette may request from time to time, in accordance with the provisions of Section 21D hereof.

     b. It is understood that P2M is an independent contractor of, and an agent acting for, Hachette, with the rights of agent set forth in
          Section 2(c) hereof.

     c. Subject to the second to last sentence of this Section 2c., P2M shall be entitled to, and is hereby granted all rights, powers, and authority to act as Hachette's exclusive agent in the negotiation, preparation, execution, and delivery of all contracts for Ad Sales (collectively, the "Exclusive Contracts"). Without limiting the foregoing, P2M is authorized, as Hachette's agent, to execute and deliver any and all Exclusive Contracts in

          Hachette's name, and upon such execution and delivery, Hachette shall be bound thereby with the same force and effect as if the same were signed by an authorized officer of Hachette. Further, in the event Hachette is involved in P2M's sales process by reason of an Advertiser request or otherwise, Hachette shall ensure that P2M is present in closing the sale, or, if P2M is unable to be present for any reason, Hachette shall accept and sign the Exclusive Contract with no loss of the Rep Commission (as such term is defined in Section 7a. hereof) or any other right which P2M has under this Agreement with respect to said Exclusive Contract. Notwithstanding the foregoing, P2M shall cause the creative file and insertion order for each proposed advertisement to be delivered to a designated Hachette employee (as designated by Don Perri, or his then successor) prior to such advertisement being placed on any E-Site. Hachette shall have three
          (3) business days from receipt of such file and insertion order to reject the proposed advertisement and/or insertion order by giving e-mail notice of such rejection to Bridget Johnson or the then vice president of the P2M/Hachette Division (such individual's e-mail address to be provided promptly to Hachette). Failure to timely reject shall be deemed an approval by Hachette of such proposed advertisement except that insertion orders for the Advertisers listed on Exhibit 2-C
                                                                     -----------
          annexed hereto must be affirmatively approved by Hachette.

3.   Term.   Subject to Article 23 hereof, the term of this Agreement
     ----
     shall be for an initial period (the "Initial Term") of three (3) years commencing on the Effective Date and ending on the day immediately preceding the third (3rd) anniversary of the Effective Date, unless sooner terminated as herein provided.

4.   Additional Responsibilities of P2M.   P2M covenants, during the term
     ----------------------------------
     of this Agreement and subject to the other terms and conditions hereof, to fulfill the following obligations:

     a. provide Hachette (solely for use in the performance of this Agreement) with unique tags in HTML/Java or other languages chosen by P2M (collectively, "P2M Tags");

     b. use best efforts to solicit Advertising and otherwise fully perform the Exclusive Sales and Marketing Services;

     c.   use best efforts to fully provide the Adserving Services;

          d. manage all inquiries from Advertisers and their agents and provide support regarding Advertising space;

          e. maintain regular contact on a bi-monthly basis with each Advertiser and/or its agent in connection with such Advertiser's advertising campaign;

          f. make the following reports available to Hachette via on-line posting at a secure URL on the Internet:

               i.   regular business reports on the status of:

                    A. Actual sales of Advertising space to Advertisers with respect to each E-Site (including, but not limited to, name of Advertisers, sale values, and reference numbers, if any); and

                    B. information and feedback received by P2M from Advertisers in the course of providing the services as described in this Agreement;

               ii. monthly business reports on the status of potential sales of Advertising to Advertisers with respect to each E-Site (including, but not limited to, name of Advertisers, sale values, forecasts and reference numbers, if any);

               iii. weekly user statistics with respect to each E-Site (which shall include advertisement impressions, pages and click-through data) compiled in connection with user access to Advertising sold pursuant to this Agreement;

               iv. monthly customary and standard billing and collection reports; and

               v. such other reports as are reasonably requested from time to time by Hachette.

          g. coordinate sales and marketing services to take into account current Hachette advertisers.

          h. provide all Advertisers which (i) P2M solicit to place Advertising on the E-Sites and (ii) desire to provide such Advertising, with Hachette's General Terms and Conditions, a copy of which is annexed hereto as

               Exhibit 4-h.
               -----------

     5.   Obligations of Hachette.   Hachette covenants, during the term of this
          -----------------------
          Agreement and subject to the other terms and conditions hereof, to fulfill the following obligations:

          a. use best efforts to maintain and enhance the E-Sites and the right for P2M to solicit, place and sell Ad Sales on the E-Sites (provided nothing herein shall preclude Hachette or the applicable member of the Hachette Group from selling (subject to Article 19 hereof) or terminating, any E-Sites;

          b. insert or affix the P2M Tags on each of the E-Sites in such a manner as to (i) enable the P2M/Hachette Division and P2M to provide Advertising to the E-Site and (ii) assure that the Advertising to be affixed to said P2M Tags is fully and clearly visible on the first Page viewed on each E-Site when that Page is viewed at a 640 x 480 pixel (or better) resolution;

          c. insert a button with P2M's logo on the home page of each E-Site directing potential Advertisers to P2M's Web Site and the P2M/Hachette Division;

          d. furnish P2M with all information regarding the E-Sites as is reasonably available to Hachette and is or may be appropriate for use by P2M in connection with Advertising on the E-Sites;

          e. except as expressly permitted by Section 6 hereof, not engage, contract with, license or permit any person, firm or entity (including Hachette, and all other members of the Hachette Group and each of their employees, other than P2M (through the P2M/Hachette Division and the Other P2M Personnel) to promote, solicit, place or sell, or represent Hachette for or with respect to the sale of Advertising on the E-Sites;

          f. at least two (2) full calendar months prior to the beginning of each calendar month during the term of this Agreement, provide to P2M, in writing on such form or forms as P2M may from time to time prescribe and/or if P2M shall request, on-line, Hachette's best faith estimate as to the Advertising inventory it expects to have available during such calendar month; and

          g. unless Hachette elects to use the Adserving Services by notice to P2M, place, run and serve (or make its own arrangements to place, run and serve), at its sole cost and expense, all Advertising.

     6.   (A)  Bundled Inventory Exception to Exclusivity. Notwithstanding
               ------------------------------------------
               anything to the contrary contained herein, Hachette shall be permitted (through its in-house sales force (which Hachette represents and warrants is primarily dedicated to non-interactive sales) to sell Advertising on the E-Sites provided each such sale of Advertising is part and parcel of a bundled sale (a "Bundled Sale") of Advertising covering advertising for both non-interactive media (e.g., magazines) and one or more E-Sites. As further provided herein, any such sales of Advertising on the E-Sites shall be deemed, for all purposes of this Agreement, to be a sale of Advertising by the P2M/Hachette Division pursuant to this Agreement (and hence, P2M to be entitled to a Rep Commission in connection therewith).

          (B)  Additional Exception to Exclusivity.  In addition to the
               -----------------------------------
               exception from exclusively provided in Section 6A above, Hachette shall be permitted, solely through the representatives and/or in-house as expressly set forth on Exhibit 4 hereto, to sell advertising for Hachette to be place on the E-Sites (the "Other Sales") subject to the express terms and limitations contained on
               Exhibit 4, and P2M shall not be entitled to any Rep Commissions in connection with the Other Sales.

     7.   Compensation and Payments.
          -------------------------

          a. P2M shall be entitled to a commission (the "Rep Commission") with respect to (i) each Exclusive Contract, (ii) each Bundled Sale and (iii) each Prior Sale (as hereinafter defined) payable as hereinafter provided, with respect to (I) all Exclusive Contracts
               (A) entered into on or after the Effective Date and prior to the first anniversary of the Effective Date, in an amount equal to twenty-six percent (26%), and (B) entered into on or after the first anniversary of the Effective Date, in an amount equal to a reduced percentage to be determined by the Advisory Board (provided, however, (1) unless and until the Advisory Board makes such determination, the percentage will be and remain 26% and (2) once the determination is made by the Advisory Board, there shall be a retroactive adjustment to the first anniversary of the Effective Date), of the result of (x) the total gross revenues received with respect to each Exclusive Contract after all discounts granted minus (y) any advertising agency commissions (the "Outside Commissions") paid with respect to such Exclusive Contract (or retained by the relevant advertising agency or agencies), (II) all Bundled Sales (A) relating to contracts which were executed prior to the first anniversary of the Effective Date in an amount equal to (1) twenty-one percent (21%) and (B) relating to contracts which were executed on or after the first anniversary of the Effective Date, in an amount equal to a reduced percentage to be determined by the Advisory Board (provided, however, (1) unless and until the Advisory Board
                      ---------
               makes such determination, the percentage will be and remain 21% and (2) once the determination is made by the Advisory Board, there shall be a retroactive adjustment to the first anniversary of the Effective Date), of the result of (A) the total gross revenues received (the "B-S Gross Revenues") with respect to each Bundled Sale (allocable to the portion related to the E-Sites) after all discounts granted minus (B) any Outside Commissions allocable to the sale on the E-Sites (the "Bundled Outside Commissions") paid with respect to each Bundled Sale (or retained by the relevant advertising agency or agencies); and (III) each Prior Sale, in an amount equal to seventeen and one-half percent (17.5%) of the result of (A) the total gross revenues received with respect to each Prior Sale after all discounts granted (allocable to the sale on the E-Sites) minus (B) Outside Commissions paid with respect to each Prior Sale (or retained by the relevant advertising agency or agencies).

          b. Within forty-five (45) days after the end of each calendar month, P2M shall pay to Hachette an amount equal to the sum of all gross revenues payable (whether or not collected) with respect to Exclusive Contracts, the Bundled Sales and Prior Sales for such month, less (i) the applicable Rep Commission(s) and (ii) the applicable Outside Commissions or Bundled Outside Commissions, as the case may be.

          c. With respect to each Exclusive Contract, Advertisers shall be directed to make all payments (the "Payments") directly to P2M
                                                   --------
               (it being understood and agreed that, (i) to the extent the Hachette Group (or any third party) sells any Advertising on any of the E-Sites, as and to the extent (i) permitted under
               Section 6A above or (ii) included as a Prior Sale, all such sales (collectively, the "Other Sales") shall be deemed to have been made by the P2M/Hachette Division and, in connection therewith, Hachette shall immediately advise P2M of the Other Sales, P2M shall directly bill such Advertisers for such Advertising, and such Advertisers shall be directed to make all Payments (with respect thereto) directly to P2M. P2M shall retain the Payments with respect to each Exclusive Contract, Bundled Sale (applicable to that portion relating to the E-Sites), and Prior Sale. In the event any Advertiser remits any Payment directly to Hachette (including (x) any payment related to a Prior Sale or (y) that portion of any payment resulting from a Bundled Sale relating to Advertising on an E-Site), or Hachette otherwise receives any such Payment (otherwise than from P2M as provided by Section 7b. above), Hachette shall forthwith deliver such Payment directly to P2M within ten (10) business days after receipt thereof. It being understood that P2M will bill and collect all amounts due from Advertisers in accordance with applicable laws and shall bear the risk of non-payment from all Advertisers.

          d. With respect to the Adserving Services, Hachette shall pay to P2M the following amounts as compensation (collectively, the "AdServe Fees"):

               with respect to all Advertising whether or not (in connection with an Exclusive Contract); an amount equal to the then applicable P2M Rate (as hereinafter defined).

          e. The obligations contained in this Article 7 shall survive the expiration or earlier termination of this Agreement.

          f. P2M shall be entitled to a Rep Commission, as provided in Section 7(a)(iii) and 7(a)(III) above, with respect to any advertising that has been ordered from any of the Hachette Group prior to the date hereof and is to be displayed on any E-Site after the date hereof (each, a Prior Sale, and collectively, the "Prior Sale"). Hachette represents and warrants that all of the Prior Sales are listed on Exhibit 5 annexed hereto.
                         ---------

     8.   Acknowledgment and Agreement of P2M and Hachette.  Hachette and P2M
          ------------------------------------------------
          acknowledge and agree that (a) Hachette shall not have or acquire any proprietary or intellectual property, or other rights of any nature in the P2M Tags, and (b) all records and information provided or otherwise made available to P2M pursuant to Section 5d hereof and otherwise hereunder shall be and remain the property of Hachette and shall be returned to Hachette, as contemplated by the last sentence of
          Section 11 hereof.

     9.   Representations and Warranties.
          ------------------------------

          a.   Hachette represents and warrants to P2M as follows:

               i. Hachette is a corporation duly formed and validly existing or subsisting under the laws of Delaware;

               ii. all corporate actions necessary or appropriate to authorize the execution, delivery and performance of this Agreement by and on behalf of Hachette has been duly authorized, taken and remains in full force and effect;

               iii. this Agreement constitutes a valid and binding obligation of
                    Hachette, enforceable against Hachette in accordance with its terms;

               iv. the execution, delivery and performance by Hachette of this Agreement in accordance with its terms does not and will not constitute a breach or violation by Hachette of any agreement, law or order to which it is a party or by which it, or any of its material property or assets or capital stock, is otherwise bound;

               v. Hachette is the owner of the and/or operator, as the case may be, of the Existing Web Sites, as shown on Exhibit 1
                                                                   ---------
                    hereto;

               vi. Except for the Web Sites described on Exhibit 1 hereto, Hachette neither owns nor controls any other Web Sites on the date of this Agreement; and

               vii. Hachette has not granted, assigned or transferred to any other party any rights with respect to the promotion, solicitation, placement or sale of Advertising on the E-Sites except as noted on Exhibit 4 annexed hereto.
                                             ---------         ------

          b.   P2M represents and warrants to Hachette as follows:

               i. P2M is a corporation duly formed and validly existing under the laws of the State of Delaware;

               ii. all corporate actions necessary or appropriate to authorize the execution, delivery and performance of this Agreement by and on behalf of Hachette has been duly authorized, taken and remains in full force and effect;

               iii. this Agreement constitutes a valid and binding obligation of
                    P2M, enforceable against P2M in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws for the relief or benefit of debtors and principles of equity; and

               iv. the execution, delivery and performance by P2M of this Agreement in accordance with its terms does not and will not constitute a breach or violation by P2M of any agreement to which it is a party or by which it, or any of its material property or assets or capital stock, is otherwise bound.

     10.  Default
          -------

          In the event either party (the "Defaulting Party") (a) shall make an
                                          ----------------
          assignment for the benefit of creditors, (b) shall become unable, or admit in writing its inability, to pay its debts and obligations generally as they become due, (c) shall file, or consent to or acquiesce in the filing of, any petition in bankruptcy against such party or any of its property or assets, (d) shall have filed against it any petition in any bankruptcy, insolvency, reorganization, moratorium or similar proceeding or action, which petition is not dismissed within thirty (30) days, (e) shall have a receiver, trustee or similar official appointed over it or any of its business and assets or (f) shall default with respect to any of its representations, warranties, covenants and other agreements set forth herein, which default shall not have been cured or remedied within thirty (30) days after receipt of written notice from the other party specifying such default (other than (i) breaches of material representations or warranties, with respect to which there shall be no notice required or cure period whatsoever and (ii) a breach of any of the covenants contained in Section 12 hereof, with respect to which the cure period provided after notice is given shall be seven (7) business days), then the other party hereto shall have the right to terminate this Agreement by written notice to such effect given to the Defaulting Party during the continuation of any of the events or circumstances set forth in the foregoing clauses (a) through (f).

     11.  Intellectual Property.  All hardware, software (in object code and
          ---------------------
          source code form), programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, tradenames, copyrights, trade secrets, know-how and processes, artistic, graphic and design elements and all content including images, photographs, illustrations, graphics, audio clips, video clips, and text, script, together with all related methodologies and processes developed or provided by each party suppliers under (or in connection with) this Agreement (collectively, the "Protected Technology") used by either
                                        --------------------
          party under or in connection with this Agreement or the performance of its obligations hereunder shall remain the sole property of the party providing such Protected Technology. Neither party shall have any right, title or interest in or to any of the other party's Protected Technology. Upon the expiration or earlier termination of this Agreement for any reason whatsoever, each party shall promptly return all information, documents, manuals and other materials belonging to the other party, except as otherwise expressly provided in this Agreement.

     12.  Confidentiality.
          ---------------

          a. Each of the parties hereto (the "Covenanting Party") covenants to the other that the Covenanting Party shall not disclose to any third party (other than the Covenanting Party's employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information regarding the other party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the other party as promptly as reasonably practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available, (ii) as part of its normal reporting or review procedures to its auditors and/or attorneys, as the case may be, so long as they are notified of the provisions of this Agreement, (iii) in order to enforce its rights pursuant to this Agreement, (iv) in connection with any filing with any governmental body or as otherwise required by law, including the federal securities laws and any applicable rules and regulations of any stock exchange or quotation system, and (v) in a confidential disclosure made in connection with a contemplated financing, merger, consolidation or issuance or sale of capital stock or assets of the Covenanting Party or any parent thereof.

          b. Information that is, or should be reasonably understood to be, confidential or proprietary includes, without limitation, information about sales, cost and other unpublished financial information, product and business plans, projections, marketing data and sponsors, but shall not include information (i) already lawfully known to or independently developed by the party disclosing same, (ii) disclosed in published material or otherwise generally known or available to the public, (iii) lawfully obtained from any third party not under an obligation to maintain such information in confidence or (iv) required to be disclosed by law.

          c. Nothing contained herein shall, or shall be deemed to, prohibit or in any manner impair or limit each party during or after the term of this Agreement from using, leasing, selling or otherwise distributing, licensing or disposing the Protected Technology provided or developed by such party, for profit or otherwise.

     13.  Non-Compete.  During the Initial Term, P2M will not provide any Sales
          -----------
          and Marketing Services at any time for any publications which are, at such time, directly competitive with Hachette's then existing publications, without the prior written consent of Hachette.

     14.  Indemnification.
          ---------------

          a. Each party hereby agrees to indemnify and hold harmless the other party from and against any and all loss, cost or expense (including reasonable attorneys' fees and disbursements) suffered by such party resulting from any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such party under this Agreement, or any claim made by any third party against a party hereto in connection with this Agreement arising from the acts of the other party hereto.

          b. Hachette's indemnity of P2M shall include any loss, cost or expense arising as a result of or related to the contents of any E-Site.

     15.  Limitation On Damages.
          ---------------------

          IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     16.  Non-Solicitation.  Except as otherwise expressly set forth herein,
          ----------------
          each party covenants and agrees that, during the term of this Agreement and for a period of one (1) year thereafter, it will not solicit, recruit, hire or employ, or encourage any third party to solicit, recruit, hire or employ, or assist any third party in soliciting, recruiting, hiring or employing, the services of any of the other party's officers or employees without the prior written consent of such other party.



     17.  No Waiver. This Agreement shall not be waived, modified or amended
          ---------
          except as expressly set forth in writing and signed by the parties hereto. Without limiting the generality of the foregoing, neither this Agreement nor any provision hereof shall be deemed amended or modified by, and no waiver of any term or condition hereof shall be implied from, or deemed to have occurred on account of, any course of conduct or course of dealing by either of the parties hereto or between the parties hereto.

     18.  Assignment.
          ----------

          a. Except as provided below, neither party may assign, transfer or otherwise encumber this Agreement or any right or interest herein without the express prior written consent of the other party. Either party may pledge or otherwise collaterally assign its rights under this Agreement in order to secure any financing or other obligation. Either party may assign this Agreement upon ten
               (10) days prior written notice to the other party to (i) any entity (the "Surviving Entity") into which it merges, combines or consolidates or which acquires all or substantially all of its assets, or (ii) any affiliate of such party, provided in either case the Surviving Entity or affiliate, as the case may be, agrees in a writing delivered to the other party, within five (5) days after the effective date of such assignment, to assume such party's obligation contained herein. Any assignment or transfer (or attempt to assign or transfer) in violation of the foregoing shall be null and void and of no effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          b. In the event an E-Site is sold or assigned to a third party (other than a third party controlled by any of the members of the Hachette Group (each, a "Controlled Third Party")), Hachette has the option of terminating this Agreement with respect to that E-Site or assigning this Agreement to the acquiror of such E-Site (to the extent applicable with respect solely to that E-Site); provided, however, in the event Hachette elects to assign this Agreement

               i. such assignee shall assume in writing Hachette's obligations under this Agreement with respect such E-Site arising from and after the effective date of such assignment;

               ii. Hachette shall give ten (10) days prior written notice of such election and

               iii. P2M shall have the right effective as of the effective date of such assignment to terminate this Agreement as it relates solely to such

                    E-Site. It being understood that any sale of an E-Site by Hachette to a Controlled Third Party shall only be permitted if this Agreement with respect to such E-Site is assigned to and assumed by such Controlled Third Party.

          c. Hachette shall have the right upon one hundred twenty (120) days prior written notice to terminate this Agreement in the event that Rich Glassberg is no longer employed by P2M (or the Surviving Entity, as the case may be).

     19.  Governing Law. This Agreement shall be governed by, and construed
          -------------
          and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to principles of conflicts of laws. The parties hereby irrevocably consent that any action, proceeding or other dispute arising under or with respect to this Agreement or any term, condition or provision hereof shall be resolved in New York County, New York, which courts shall have exclusive jurisdiction with respect to any such action, proceeding or other dispute.

     20.  Notices.  All notices required or permitted to be given hereunder
          -------
          shall be in writing and shall be either hand-delivered, telecopied, mailed by both first class and registered or certified class mail (return receipt requested), postage prepaid, or sent via Federal Express, to the other party hereto at the address(es) set forth above or below. A notice shall be deemed given (a) when delivered personally, or (b) when the telecopied notice is transmitted by the sender and receipt thereof has been confirmed (electronically or otherwise), or (c) three (3) business days after mailing, or (d) the next business day after the sender delivers the notice (together with a Fedex account number or applicable payment) to Federal Express. A copy of all notices to P2M shall be sent by Hachette simultaneously (and in the same manner) to Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, NY 10022, Attn: Andrew M. Chonoles, Esq., facsimile no. (212) 223-6433. A copy of all notices to Hachette shall be sent by P2M simultaneously (and in the same manner) to General Counsel.

     21.  Miscellaneous
          -------------

          In order for (a) the P2M/Hachette Division to adequately service the interactive Advertising needs of Hachette and (b) P2M to properly account for (i) Exclusive Sales and Marketing Services rendered to Hachette by the P2M/Hachette Division and the Other P2M personnel and
          (ii) the Adserving Services rendered to Hachette by P2M, the parties further agree as follows:

          A. All data including, without limitation, pricing, contract terms, and viewer impressions with respect solely to the Exclusive Sales and Marketing Services and Adserving Services shall be segregated and maintained separately by the P2M/Hachette Division (although P2M shall also maintain such data elsewhere for their records to the extent it deems appropriate);

          B. P2M shall, to the extent it deems necessary, employ additional personnel in order to properly perform ad trafficking services with respect to the Exclusive Sales and Marketing Services it is to provide hereunder;

          C. To the extent Hachette requires, P2M shall provide periodic reporting to Hachette relating to existing Exclusive Contracts, invoices for Advertising and similar information; and

          D. With respect to Advertising for which P2M is not being compensated for pursuant to the terms of this Agreement, Hachette shall advise P2M of the existing rate(s) it is paying for various adserving services from third parties and, to the extent P2M's then rate for Adserving Services is lower than those being paid by Hachette, Hachette shall transfer such adserving to P2M and Hachette shall pay to P2M the then applicable P2M rate with respect to such Adserving Services, as the same may thereafter be adjusted; it being understood that the rate P2M shall charge for Adserving Services hereunder (the "P2M Rate") shall be equal to P2M's then cost (subject to subsequent adjustments for additional costs) for providing such Adserving Service.

          E. P2M will, at P2M's sole cost and expense, develop, for Hachette's approval, all trade and marketing materials to be used by the P2M/Hachette Division in connection with all Advertising on the E-Sites and other e-commerce of Hachette.

     22.  Entire Agreement. This Agreement constitutes the entire agreement by
          ----------------
          and between the parties with respect to the subject matter hereof and supersedes and incorporates all prior or contemporaneous agreements and understandings (written or oral) of the parties with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     23.  Unilateral Termination Right.  Notwithstanding anything to the
          ----------------------------
          contrary contained herein, in the event the sum of (i) all gross revenues invoiced in calendar year 2001 for all Exclusive Contracts and Prior Sales, plus (ii) all B-S Gross Revenues invoiced in calendar year 2001 for all Bundled Sales, is less than $5,000,000, Hachette shall thereafter have the right, during the balance of the Initial Term, to terminate this Agreement upon thirty (30) days prior written notice to P2M.

     24.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
          which shall be deemed an original and all of which together shall constitute one and the same document. Facsimile signatures shall be binding.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written:


PHASE2MEDIA, INC.                    HACHETTE FILIPACCHI MAGAZINES, INC.

By: /s/ Richard Glassberg            By:  /s/ Donald Perri
   ----------------------------           ----------------------------------
Name: Richard Glassberg              Name:  Donald Perri
     --------------------------           ----------------------------------
Title: Chairman/CEO                  Title:  VP New Media
      -------------------------           ----------------------------------


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